UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

XERIANT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	90-1790910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre 1 3998 FAU Boulevard, Suite 309 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2025, Edward DeFeudis resigned as a director of Xeriant, Inc. (the “Company”). His resignation was not because of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Effective March 31, 2025, Mark Sternberg was elected as a director of the Company. Mr. Sternberg had been serving as a member of the Company’s Board of Advisors since January 14, 2025 and his compensation arrangement as an advisor will extend to his role as a director. Mr. Sternberg was granted 1,000,000 shares of the Company’s common stock vesting on a quarterly basis; $2,500 per formal meeting paid in cash, shares of Common Stock, or a combination thereof; an additional $25,000 paid in shares of Common Stock at the end of each year of service, paid in shares;  and additional compensation for business development, intellectual property development, patent development and government and industry partnerships in such amounts as determined by the other members of the Board of Directors. There is no arrangement or understanding between Mr. Sternberg and any other persons pursuant to which he was selected as a director.

Mr. Sternberg brings extensive knowledge and expertise in the design, development and manufacturing of functional nano-coatings, having served as the Chief Executive Officer of an industrial coatings company. Over the past thirty years, Mr. Sternberg has patented nanomaterial products and manufacturing techniques for a variety of applications, including building materials.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XERIANT, INC.

Date: March 31, 2025	By:	/s/ KEITH DUFFY
Keith Duffy, Chief Executive Officer

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